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                                                                      EXHIBIT 11

           Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)


                                             Three Months Ended March 31,
                                            ------------------------------
                                                1996            1995
                                                ----            ----
                                                     (Unaudited)
      Net income (loss)                     $     110       $    (807)
                                            ---------       ---------

      Primary shares:
           Weighted average number of
           common stares outstanding           16,593          15,500

           Additional shares issuable from
           assumed exercise of options          1,524              --(1)
                                            ---------       ---------
                                               18,117          15,500
                                            ---------       ---------

      Earnings (loss) per common share      $    0.01       $   (0.05)
                                            ---------       ---------

      Fully diluted shares:
           Weighted average number of
           common shares outstanding
           per primary computation above       16,593          15,500

           Additional shares issuable from
           assumed exercise of options          1,787              --(1)
                                            ---------       ---------
                                               18,380          15,500
                                            ---------       ---------

      Earnings (loss) per common share      $    0.01       $   (0.05)
                                            ---------       ---------



Note (1): Since stock options are antidilutive to the loss per common share calculations, they are not considered in such calculations.

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